Exhibit 5.1

19 July 2013

PRIVATE AND CONFIDENTIAL

To:	The Directors
CRH plc
Belgard Castle
Clondalkin
Dublin 22

Dear Sirs,

1.	Basis of Opinion

1.1	As requested, we are writing to you in connection with the proposed filing of the registration statement on Form F-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) by CRH America, Inc., a Delaware Corporation and CRH Finance America, Inc., a Delaware Corporation (each a “Company” and together the “Companies”), and by CRH plc, a public limited company organised under the laws of Ireland (the “Guarantor”) for the purpose of registering under the United States Securities Act, 1933, as amended (the “Act”), each Company’s Guaranteed Debt Securities (the “Debt Securities”) and the related guarantee of the Guarantor to be endorsed on the Debt Securities (the “Guarantee”) and the Guarantor’s debt warrants (the “Debt Warrants”), equity warrants (the “Equity Warrants”), purchase contracts (the “Purchase Contracts”), units (the “Units”), preference shares (“Preference Shares”) and ordinary shares (which for the purposes of this opinion shall include income shares) (“Ordinary Shares”, and together with the Preference Shares, the “Shares”, and the Shares, together with the Debt Securities, the Debt Warrants, the Equity Warrants, the Purchase Contracts and the Units, the “Securities”). The Debt Securities are to be issued and the Guarantee is to be endorsed on the Debt Securities pursuant to an indenture dated 20 March 2002 relating to the Debt Securities of CRH America, Inc. between CRH America, Inc., the Guarantor and The Bank of New York Mellon as successor trustee to JPMorgan Chase Bank and an indenture relating to the Debt Securities of CRH Finance America, Inc. to be entered into between CRH Finance America, Inc., the Guarantor and a trustee (each an “Indenture” and together, the “Indentures”).

1.2	We act as solicitors in Ireland for the Guarantor. This opinion may be relied upon only by the addressee and not by any other party. However, we hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the referral to us under the captions “Risk Factors”, “Material U.S. Federal and Irish Tax Consequences – Irish Taxation”, “Enforceability of Certain Civil Liabilities” and “Validity of Securities and Guarantees” contained in the basic prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the Act or the rules and requisitions of the Securities and Exchange Commission thereunder.

1.3	This Opinion is confined to and given in all respects of the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland and, in relation to opinions as to taxation, is given on the basis of our understanding of the published practices of the Irish Revenue Commissioners on the date hereof.

1.4	We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion of European Community law as it affects any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant such laws do not prohibit and are not inconsistent with any of obligations or rights expressed in the Registration Statement, the Indentures or the transactions contemplated thereby.

1.5	This Opinion is strictly confined to the matters expressly stated herein and is not to read as extending by implication or otherwise to any other matter. We express no opinion and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the filing of the Registration Statement.

1.6	For the purposes of this Opinion, we have reviewed:

(a)	a copy of the Certificate of Incorporation, Certificates of Incorporation on Change of Name and the Memorandum and Articles of Association of the Guarantor, certified a true and up-to-date copy by the Company Secretary of the Guarantor on 19 July 2013;

(b)	a secretary’s certificate dated 19 July 2013, executed by the Company Secretary of the Guarantor;

(c)	a certified copy of the minutes of a meeting of the board of directors of the Guarantor held on 25 June 2013; and

(d)	a copy of the Registration Statement sent to us by email by Sullivan & Cromwell on 18 July 2013.

1.7	This Opinion is governed by and to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date. We assume no obligation to update this opinion at any time or to advise the addressee of this Opinion of any change in law, change in interpretation of law or change in the practices of the Irish Revenue Commissioners which may occur after the date of this Opinion.

1.8	Save as set out in paragraphs 2.11 and 2.12, no opinion is expressed on the taxation consequences of the Registration Statement.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

2.1	The Guarantor is a public limited company and is duly incorporated and validly existing under the laws of Ireland and as such is required as a matter of Irish company law to maintain its registered office in Ireland.

2.2	The Guarantor has all necessary corporate power and authority, under its Memorandum and Articles of Association, to file the Registration Statement.

2.3	The filing of the Registration Statement does not and will not violate any existing law or regulation of Ireland or the Memorandum and Articles of Association of the Guarantor.

2.4	When the Registration Statement has become effective under the Act and the Shares are issued and delivered against full payment therefor as contemplated in the Registration Statement and in conformity with the Guarantor’s Memorandum and Articles of Association and so as not to violate any applicable law, such Shares will, in so far as Irish law is concerned, have been validly issued and fully paid up and no further contributions in respect of such Shares will be required to be made to the Guarantor by the holders thereof, by reason solely of their being such holders.

2.5	When the Registration Statement has become effective under the Act, the terms of the Equity Warrants and of their issuance and sale have been duly established in conformity with the Guarantor’s Memorandum and Articles of Association and so as not to violate any applicable law or breach any agreement binding on the Guarantor, the applicable equity warrant agreements and the Equity Warrants have been duly executed and authenticated in accordance with the applicable equity warrant agreements and the Equity Warrants have been issued and sold as contemplated in the Registration Statement, the Equity Warrants will, in so far as Irish law is concerned, constitute valid and binding obligations of the Guarantor.

2.6	When the Registration Statement has become effective under the Act, the terms of the Debt Warrants and of their issuance and sale have been duly established in conformity with the Guarantor’s Memorandum and Articles of Association and so as not to violate any applicable law or breach any agreement binding on the Guarantor, the applicable debt warrant agreements and the Debt Warrants have been duly executed and authenticated in accordance with the applicable debt warrant agreements and the Debt Warrants have been issued and sold as contemplated in the Registration Statement, the Debt Warrants will, in so far as Irish law is concerned, constitute valid and binding obligations of the Guarantor.

2.7	When the Registration Statement has become effective under the Act, the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Guarantor’s Memorandum and Articles of Association and so as not to violate any applicable law or breach any agreement binding on the Guarantor and the Purchase Contracts have been issued and sold as contemplated in the Registration Statement, the Purchase Contracts will constitute, in so far as Irish law is concerned, constitute valid and binding obligations of the Guarantor.

2.8	When the Registration Statement has become effective under the Act, the terms of the Units and of their issuance and sale have been duly established in conformity with the Guarantor’s Memorandum and Articles of Association and so as not to violate any applicable law or breach any agreement binding on the Guarantor, the unit agreements relating to the Units have been duly authorised, executed and delivered and the Units have been issued and sold as contemplated in the Registration Statement, the Units will, in so far as Irish law is concerned, constitute valid and binding obligations of the Guarantor.

2.9	When the Registration Statement has become effective under the Act, the terms of the issuance and sale of the Debt Securities and the Guarantee have been duly established in conformity with the Indentures so as not to violate any applicable law or result in a default or breach under any agreement or instrument binding upon the Companies or the Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction on the Companies or the Guarantor when Debt Securities, substantially in the form filed as an exhibit to the Registration Statement shall have been duly authorised by the Companies and the Guarantor and executed by the Companies, when the Guarantee, substantially in the form as set forth in the Indentures, has been duly authorised and executed by the Guarantor and endorsed on such Debt Securities in accordance with the Indentures and when such Securities shall have been duly authenticated in accordance with the Indentures and duly delivered to and paid for by the purchasers thereof, the Guarantee will, in so far as Irish law is concerned, constitute a valid and binding obligation of the Guarantor.

2.10

In any proceedings taken in Ireland for the enforcement of the Guarantee, the choice of New York law as the governing law of the Guarantee will be recognised and given effect to by the Irish courts pursuant to Article 3(1) of Regulation (EC) No. 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (the “Rome I Regulation”) which came into force on 17 December 2009, with respect to matters falling within the scope of the Rome I Regulation. Articles 1(2) and (3) of the Rome I Regulation set out matters not governed by the Rome I Regulation. They include obligations under negotiable instruments, evidence and procedure, insurance matters and trusts. The choice of law will not, where all the other elements relevant to the situation at the time of the choice are located in a country other than whose law has been chosen, prejudice the application of the laws of that other country which cannot be derogated from by agreement. Article 9 provides that the Rome I Regulation will not restrict the application of overriding mandatory provisions of Irish law and that effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of the contract have to be or have been performed, insofar as those overriding mandatory provisions render the performance of the contract unlawful. Overriding mandatory provisions are provisions the respect for which is regarded as crucial by a country for safeguarding its public interests, such as its political, social or economic organisation, to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to the contract under the Regulation. In considering whether to give effect to those overriding mandatory provisions, regard shall be had to their nature and purposes and to the consequence of their applicability or non-applicability. Furthermore, if all other elements relevant to the situation at the time of the choice are connected to one or more Member States, the parties choice of non-Member State law shall not prejudice the application of provisions of community law, where appropriate, as implemented in the forum, which cannot be derogated from by agreement. At the date hereof, we are not aware of any circumstances concerning the choice of the laws of New York in the Guarantee that would give rise to an Irish court holding that such choice violates Irish public policy.

2.11	The statements in the Registration Statement under the caption “Material U.S. Federal and Irish Tax Considerations – Irish Taxation”, fairly summarises, in all material respects, the Irish tax law and Irish Revenue Commissioners’ practice applicable to owning the debt securities.

2.12	With regard to Irish tax resident and US tax resident holders, except as described in the Registration Statement but subject to the limitations set out therein, interest on the Debt Securities will not be subject to withholding or other taxes under the laws applicable in Ireland and is otherwise free of any other tax or deduction in Ireland without the necessity of obtaining any consent, approval, authorisation, order, license, registration or qualification of any Irish governmental authority or Irish body having jurisdiction over the Guarantor.

2.13	The submission by the Guarantor in the Guarantee to the jurisdiction of the courts of the State of New York is valid and binding upon it. The Courts of Ireland will enforce a judgment of the courts of the State of New York if the following general requirements are met:

(a)	the foreign court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and

(b)	the foreign judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.

However, the Irish courts may refuse to enforce a judgment of the courts of the State of New York which meets the above requirements for one of the following reasons:

(a)	the foreign judgment is not for a definite sum of money;

(b)	the foreign judgment was obtained by fraud;

(c)	the enforcement of the foreign judgment in Ireland would be contrary to natural or constitutional justice;

(d)	the foreign judgment is contrary to Irish public policy or involves certain foreign laws which will not be enforced in Ireland; and

(e)	jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Superior Courts Rules.

In our view, none of the provisions of the Guarantee would be contrary to Irish public policy or to Irish principles of natural or constitutional justice.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Authenticity and bona fides

3.1	The completeness and authenticity of all documents submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, and the genuineness of all signatories, stamps and seals thereon.

3.2	That, where an incomplete Registration Statement has been submitted to us, the original of such Registration Statement corresponds in all respects with the last or final draft of the complete Registration Statement submitted to us.

3.3	That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof.

3.4	The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the documents and their respective officers, employees, agents and (with the exception of Arthur Cox) advisers.

3.5	That the Certificate of Incorporation and Memorandum and Articles of Association provided to us are true, accurate and up-to-date.

No other information and compliance

3.6	That the Registration Statement and the documents contemplated therein and the forms attached as exhibits thereto relating to the issuance and sale of the Securities are the only documents relating to the subject matter of this transaction and that there are no agreements or arrangements in existence between the parties to the documents contemplated by the Registration Statement which in any way amend or vary the terms of the Registration Statement or in any way bear upon or are inconsistent with the opinions stated herein.

Authority, Capacity, Execution and Enforceability

3.7	The filing of the Registration Statement and the execution delivery and performance of the Securities and the Guarantee (i) does and will not contravene the laws of any jurisdiction outside Ireland; (ii) does not and will not result in any breach of any agreement, instrument and obligation to which any party thereto is a party and (iii) will not be illegal or unenforceable by virtue of the laws of that jurisdiction.

3.8	That the Securities will be issued and sold in the manner contemplated in the Registration Statement.

Governing law and jurisdiction

3.9	That under all applicable laws (other than those of Ireland):

(a)	the choice of New York law as the governing law of the Guarantee is a valid and binding selection which will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland); and

(b)	the submission by each party to the Guarantee to the laws of the State of New York is valid and binding and will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland).

4.	Qualifications

The opinions set out in this Opinion are subject to the following reservations:

Enforcement and binding effect

4.1	The description of obligations in this opinion as “enforceable” refers to the legal character of the obligations assumed by the relevant party under the relevant instrument. It implies no more than the obligations are of a character which the laws of Ireland recognise and will in certain circumstances enforce. In particular, it does not mean or imply that the relevant instrument will be enforced in all circumstances in accordance with its terms or by or against third parties or that any particular remedy will be available. In particular (without limiting the foregoing):

(a)	the binding effect and enforceability of the obligations of the Guarantor contemplated under the Guarantee or any of the Securities may be limited by liquidation, insolvency, bankruptcy, receivership, court protection, examinership, moratoria, reorganisation, reconstruction, company voluntary arrangements, fraud of creditors, fraudulent preference of creditors or similar laws whether in Ireland or elsewhere affecting creditors’ rights generally;

(b)	the binding effect and enforceability of the obligations of the Guarantor under the Guarantee or any of the Securities may also be limited as a result of the provisions of the laws of Ireland applicable to contracts held to have become frustrated by events happening after their execution, and any breach of the terms of any document by the party seeking to enforce such document;

(c)	enforcement may be limited by general principles of equity. In particular, equitable remedies are not available where damages are considered to be an adequate remedy; the remedy of specific performance is discretionary and will not normally be ordered in respect of a monetary obligation; and injunctions are granted only on a discretionary basis and accordingly we express no opinion on such matters;

(d)	claims may become barred under the Statute of Limitations 1957 or may be or become subject to the defence of set-off or counterclaim;

(e)	enforcement will be subject to, netting, claims and attachment and any other rights of another party to a contract; and

(f)	enforcement may be limited by reason of fraud.

4.2	Where any obligations of any person are to be performed in jurisdictions outside Ireland, such obligations may not be enforceable under Irish law to the extent that performance thereof would be illegal under the laws of any such jurisdiction or contrary to public policy under the laws of any such jurisdiction and an Irish court may take into account the law of the place of performance in relation to the manner of performance and to the steps to be taken in the event of defective performance.

4.3	Where a judgment creditor seeks to enforce his judgment, he can only do so in accordance with the applicable rules of Irish courts. The making of an execution order against particular assets, such as a charging order over land or a beneficial interest therein or most types of investment or a third party debt order over a bank account or certain other debts, is a matter for the Court’s discretion.

General Matters

4.4	A determination or a certificate as to any matter provided for in the Guarantee or any of the Securities may be held by an Irish court not to be final, conclusive or binding if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

4.5	Where a party to Guarantee or any of the Securities is vested with a discretion or may determine a matter in its opinion, Irish law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

4.6	A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Guarantee or any of the Securities have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.7	The effectiveness of the provisions in the Guarantee or any of the Securities excusing a party from a liability or duty otherwise owed are limited by Irish law, particularly in relation to a fundamental breach of the contract.

4.8	We express no opinion as to any obligation which the Guarantee or any of the Securities may purport to establish in favour of any person who is not a party thereto.

4.9	Any provision of the Guarantee or any of the Securities which constitutes, or purports to constitute, a restriction on the exercise of any statutory power by any party thereto or any other person may be ineffective.

4.10	To the extent that any matter is expressly to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty.

4.11	There is a possibility that an Irish court would hold that a judgment on the Guarantee or any of the Securities, whether given in an Irish court or elsewhere, would supersede the relevant agreement or instrument to all intents and purposes, so that any obligation thereunder which by its terms would survive such judgment might not be held to do so.

Sanctions

4.12	If a Security holder is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Community or Irish sanctions or under the Treaty establishing the European Community, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the Securities or in respect of the relevant transfer or payment may be unenforceable or void.

Yours faithfully,

/s/ ARTHUR COX
ARTHUR COX